UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2008

Henry Schein, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On September 30, 2008, Henry Schein, Inc. (the “Company”) and Stanley M. Bergman (Chairman of the Board of Directors and Chief Executive Officer of the Company) entered into an amendment (the “Amendment”) to the Employment Agreement dated January 1, 2003, as subsequently amended on December 16, 2005 and June 30, 2008 (the “Employment Agreement”). The Amendment extends the notice period during which time the Company may inform Mr. Bergman of its intent to extend his employment under the terms of the Employment Agreement for an additional three-year period (the “Extension Notice”). Prior to the execution of the Amendment, the Extension Notice was to be given by the Company no later than September 30, 2008 and Mr. Bergman was to advise the Company if he did not wish to extend his employment period no later than November 14, 2008. In order to allow the Company and Mr. Bergman additional time to amend the Employment Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the guidance issued thereunder, and to make any additional changes as the parties may mutually agree, the Company and Mr. Bergman agreed to amend the Employment Agreement to provide that the Extension Notice may be provided by the Company to Mr. Bergman no later than October 31, 2008, and Mr. Bergman’s notice of non-extension, if any, must be provided to the Company no later than December 15, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)
Date: October 1, 2008	By:	/s/ Michael S. Ettinger
Michael S. Ettinger
Senior Vice President and General Counsel

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